Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2011 Stock Plan and the 2019 Founder Stock Plan of Warby Parker Inc. of our report dated June 21, 2021, with respect to the consolidated financial statements of Warby Parker Inc. included in its Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-259035) for the years ended December 31, 2019 and 2020 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
September 21, 2021